ASSIGNMENT AND ASSUMPTION
                              OF
                      PURCHASE AGREEMENT


      THIS ASSIGNMENT made and entered into this 22nd day of August, 2005, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND 23 LLC, a Delaware limited liability company, whose corporate general partner is AEI Fund Management, XXI, Inc., a Minnesota corporation, AEI ACCREDITED INVESTOR FUND V LP, a Minnesota limited partnership, whose corporate general partner is AEI Fund Management XVIII, Inc., a Minnesota corporation, and AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP, a Minnesota limited partnership, whose corporate general partner is AEI Fund Management XVIII, Inc., a Minnesota corporation;

     WITNESSETH, that:

     WHEREAS, on the 1st day of August, 2005, Assignor entered into an Purchase Agreement (hereinafter referred to as the "Agreement") for that certain property located at 555 Jamil Road, Columbia, South Carolina which is more particularly described within the Agreement, (the "Property) with CM Columbia SC, LLC, a Delaware limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund 23 LLC, an undivided thirteen and a half percent (13.5%) interest as a tenant in common, AEI Accredited Investor Fund V LP, an undivided forty-five percent (45%) as a tenant in common, and AEI Accredited Investor Fund 2002 Limited Partnership, an undivided forty-one and a half percent (41.5%) (together referred to as the "Assignee) all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property and Assignee desires to assume all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property as hereinafter provided;

     NOW, THEREFORE, for One Dollar ($1.00) and other good and
valuable   consideration,   receipt   of   which   is   hereby
acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement regarding the Property to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement regarding the Property to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement;

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By:     /s/ Patrick Keene
     Name:  Patrick Keene
     Title: Secretary & Treasurer


ASSIGNEE:

AEI INCOME & GROWTH FUND 23 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By:      /s/ Patrick Keene
     Name:   Patrick Keene
     Title:  Secretary & Treasurer


AEI ACCREDITED INVESTOR FUND V LP,
a Minnesota limited partnership

By:  AEI Fund Management XVIII, Inc.,
     a Minnesota corporation, its General Partner


By:      /s/ Patrick Keene
     Name:   Patrick Keene
     Title:  Secretary & Treasurer


            [SIGNATURES TO FOLLOW ON THE NEXT PAGE]

AEI ACCREDITED INVESTOR
FUND 2002 LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:  AEI Fund Management XVIII, Inc.,
     a Minnesota corporation, its General Partner


By:     /s/ Patrick Keene
     Name:  Patrick Keene
     Title: Secretary & Treasurer


                     PURCHASE AGREEMENT

              CarMax, Columbia, South Carolina



      This Purchase Agreement (as amended from time to time, this "Agreement") entered into and effective as of the 1st day of August, 2005, by and between CM Columbia SC, LLC, a Delaware limited liability company (the "Seller") and AEI Fund Management, Inc., a Minnesota corporation, or its assigns (the "Buyer").

1. PROPERTY. Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Parcel"). Seller wishes to sell and Buyer wishes to purchase the Parcel and all improvements (the "Improvements") on the Parcel (the Parcel and the Improvements collectively, the "Property").

2. LEASE. The Property is being sold subject to an existing Lease of the Property, dated February 24, 2005 (the "Lease"), by and between Seller, as lessor, and CarMax, Inc. as lessee (the "Lessee"). Buyer shall have the right to review and approve such Lease during the First Contingency Period, in Buyer's sole discretion.

3. CLOSING DATE. The closing date on the Buyer's purchase of the Property shall be on or before August 30, 2005, or 10 days from the delivery of the Second Due Diligence documents, if any should be occasioned as set forth below, whichever is later (the "Closing Date").

4. PURCHASE PRICE. The purchase price for the Property is $13,175,000. If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price in cash with a title company acceptable to Buyer as described in Article 6 hereof (the "Closing Agent") on the Closing Date.

      Within two (2) business days of full execution of this Agreement by all parties, Buyer will deposit $100,000 (the "Earnest Money") in an interest bearing escrow account with First American Title Insurance Company, 1900 Midwest Plaza West, 801 Nicollet Mall, Minneapolis, MN 55402 (the "Closing Agent"). The Earnest Money will be credited against the Purchase Price paid by Buyer at closing when and if the transaction contemplated herein closes and the sale is completed. The accrued interest will be paid to Buyer at closing when and if the transaction contemplated herein closes and the sale is completed. In all other instances interest is to be paid to Buyer.

      The balance of the Purchase Price in cash is to be deposited by Buyer into an escrow account with the Closing
Agent on the Closing Date.

5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A fully executed copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6. TITLE. Buyer shall order, coincident with notice to Buyer of the deposit of the copy of this fully executed Purchase Agreement with Closing Agent, a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner-most recent edition) issued by the Closing Agent (the "Title Company"), insuring marketable title in the Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require that are available for a property in South Carolina, including extended coverage and owner's comprehensive coverage (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured.

The Title Commitment shall also include:

      (a)   an  itemization of all outstanding  and  pending
special assessments and an              itemization of taxes
affecting the Property and the tax year to which they relate;

      (b) shall state whether taxes are current and if not, show the amounts unpaid;

     (c) the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased.

      All easements, restrictions, documents and other items
affecting title shall be listed in Schedule "B" of the Title
Commitment.    Copies  of  all  instruments  creating   such
exceptions must be attached to the Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect (and the Earnest Money and interest shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

      The Buyer shall also have five (5) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such items. Such five (5) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title.

     The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the
Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty
(30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect (and the Earnest Money and interest shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer, in Buyer's sole discretion. Said inspection shall be completed within 10 business days from the date the last party hereto executes this Agreement, and shall be subject to the requirements and limitations set forth in the Lease.

8.   DUE DILIGENCE AND CONTINGENCY PERIODS.

8.01 FIRST DUE DILIGENCE DOCUMENTS AND FIRST CONTINGENCY PERIOD. Buyer shall have until the end of the fifteenth
(15th) business day after the delivery of the last of the First Due Diligence Documents, as described below, (the "First Contingency Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item set forth below, the Property and this transaction. The following Due Diligence Documents are to be delivered by Seller at Seller's expense (unless specifically designated herein to be obtained by Buyer), and such documents to be of current or recent date and certified to Buyer where so indicated, or otherwise the most recent of such item in Seller's possession,:

     (a)  Seller's existing Title Policy;

     (b) Seller's existing ALTA boundary survey of the Property (any update of the same shall be done by Buyer at Buyer's expense within the first five business days after mutual execution of this Agreement); Buyer shall have fifteen business days from receipt of the updated survey to review and approve any changes to the survey not reflected on the Seller's existing survey.

     (c) Copies of the Lease and all amendments and assignments thereto;

     (d) Seller's existing Phase I environmental assessment report and letter from the company preparing such report allowing Buyer to rely on the same;

     (e) Copies of the certificates for the insurance polices for Lessee as required by the Lease;

     (f)  Final    plans   and   specifications   for    the
          Improvements, if in Seller's possession;

     (g)    Soils report, if in Seller's possession;

     (h) Certificate of Occupancy from the governing municipality and, if in Seller's possession, Certificate of Substantial Completion executed by the project architect and/or general contractor for the Improvements;

     (i)       Proposed Limited Warranty Deed;

     (j) Copy of most recent Real Estate Tax Statement, if in Seller's possession; and

     (k) Copies of all warranties, and assignments thereof to Buyer and/or Lessee, issued to or required to be provided to Lessee as designated in the Lease, if any.

      (All of the above described documents (a) through  (k)
are   hereinafter  collectively  the  "First  Due  Diligence
Documents").

      After receipt and review of the First Due Diligence Documents or after Buyer's inspection of the Property, Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period (and the Earnest Money (less the One Hundred Dollar Option consideration) and interest shall be returned in full to Buyer immediately) and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

8.02 FORM OF CLOSING DOCUMENTS. Prior to the end of the First Contingency Period, Seller and Buyer shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Article 14 hereof:

     (a)  Limited warranty deed;

     (b)  Seller's Affidavit;

     (c)  FIRPTA Affidavit;

     (d)  Assignment and Assumption of the Lease;

     (e) Assignment of warranties from the party or parties constructing the Improvements on the Property, if Seller has any such warranties in its possession, and if such warranties are not assignable on their face, the written consents of the assignments thereof by the party giving the warranty from the party or parties constructing the Improvements on the Property;

     (f)       Estoppel from Lessee;

     (g) Indemnity of Seller in favor of Buyer over representations and warranties, if any for which the Landlord is liable under the Lease prior to the Closing Date;

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (g) prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money and interest shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

8.03 SECOND DUE DILIGENCE DOCUMENTS AND SECOND CONTINGENCY PERIOD. As soon as available, but in any event no later than at least ten (10) business days prior to the Closing Date (the "Second Contingency Period"), Seller shall deliver to Buyer the following items for review and acceptance:

     Any documents or written summary of facts actually known to Seller that materially change or render incomplete, invalid, or inaccurate any of the First Due Diligence Documents (collectively, if any, the "Second Due Diligence Documents").

      Buyer shall have the Second Contingency Period, if occasioned by the delivery of Second Due Diligence Documents, to examine and to accept only the above-described Second Due Diligence Documents. After Buyer's receipt and review of the Second Due Diligence Documents, Buyer may cancel this Agreement if any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second Contingency Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

       It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the material information reflected in the First (or Second Due Diligence Documents, if any) after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, whichever is earlier, the Seller shall deliver to the Buyer any documentation that comes in the Seller's possession that modifies any of the First or Second Due Diligence Documents, including the Lease, or could render any of the First or Second Due Diligence Documents materially and adversely inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such document or documents.

9. CLOSING COSTS. Buyer shall pay all costs of closing, including, but not limited to, the owner's title insurance policy, recording fees, escrow fees, the costs of the updating and certifying all Due Diligence Documents, unless otherwise designated herein to be paid by Seller. Each party will pay its own attorneys' fees to close this transaction. Seller shall pay 100% of any commission owed to Marcus & Millichap or any broker claiming through their representation of Seller.

10. REAL ESTATE TAXES AND ASSESSMENTS. Seller represents to Buyer that to its actual knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date. (It is understood between Seller and Buyer that all unpaid levied and pending special assessments are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date.)


11.  PRORATIONS. The Buyer and the Seller, as of the Closing
Date, shall prorate: all Basic Rent (as defined in the Lease) due under the Lease.

12.    SELLER'S  REPRESENTATIONS  AND  WARRANTIES.    Seller
represents and warrants as of this date that:

     (a) Except for this Agreement, the Lease between Seller and Lessee and the assignment by Lessee of the Lease to CarMax Auto Superstores, Inc., it has no actual knowledge of any other agreements or leases with respect to the Property;

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (c) It does not have any actual knowledge of any actions or proceedings pending, which would materially affect the Property or Lessee, except matters fully covered by insurance and matters that are public information.;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the limited warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the limited warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns;

     (f) To Seller's actual knowledge, the Property is substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

     (g) Seller has no actual knowledge that the use and operation of the Property violates any applicable local, state and federal laws, ordinances, regulations and requirements in any material respect, including applicable environmental laws;

     (h) Seller has no actual knowledge of any proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

     (i) These Seller's representations and warranties shall be deemed to be true and correct as of the Closing Date, except to the extent Seller notifies Buyer otherwise prior to the Closing Date. If Seller shall notify Buyer of a change in its representations and warranties prior to the
          Closing Date, then Buyer shall get five (5) business days to review such change and terminate this Purchase Agreement if Buyer deems necessary. This provision shall survive the closing;

     (j) Seller represents and warrants the transaction contemplated herein does not represent a fraudulent conveyance.


13.    BUYER'S   REPRESENTATIONS  AND   WARRANTIES.    Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder; Buyer has not used the services of any broker whose commission payment is not accounted for herein.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound;

     (c) These Buyer's representations and warranties shall be deemed to be true and correct as of the Closing
          Date and shall survive the closing.

14.  CLOSING.

(a) On or before the Closing Date, Seller will deposit into escrow with the Closing Agent the following documents:

     (1) A limited warranty deed conveying title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (2) Estoppel letter from Lessee, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (3) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (4) Assignment of Lease, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (5) Assignments of all warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property, if any such warranties are in Seller's possession.

     (6) Insurance certificates representing the insurance policies of Lessee as required by the Lease;

     (7) Copy of the final unconditional Certificate of Occupancy for the Property authorizing Lessee's use and occupancy of the Property;

     (8) Such documents as the Closing Agent may reasonably require of Seller otherwise consistent herewith (it being understood that in no event shall Seller be obligated to become liable with respect to matters for which the Lessee is responsible under the Lease) to allow Closing Agent to issue a down-dated title commitment for an owner's title insurance policy, reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer, with all Schedule C requirements removed;

     (9)  Copies  of  any  and  all  certificates,  permits,
          licenses and other authorizations of any governmental body or authority as may be in Seller's possession which are necessary to permit the use and occupancy of the Improvements;


     (10) Seller indemnification from Seller to Buyer for Landlord's representation and warranties in the Lease, if any, to the extent related to the time period prior to the Closing Date; and

     (11) The original Lease and any Amendments thereto, executed by all parties.

(b)   On  the Closing Date, Buyer will deposit the  Purchase
Price with the Closing Agent;

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company that are consistent with the terms of this Agreement.

15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option (and the Earnest Money (less the Option Consideration which shall not be returned) and interest returned to Buyer in full immediately) in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof;

     (b)  A   default   exists  in  any  material  financial
          obligation of Seller or Lessee;

     (c) Any representation made or contained in any submission from Seller or Lessee, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading in any material respect at any time prior to the Closing Date that would adversely affect the Property or the ability of Lessee to perform its obligations under the Lease;

     (d) There has been a material adverse change in the financial condition of Lessee that would affect their ability to perform under the Lease or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or against Lessee, which affects their respective abilities to perform under the Lease;

     (e)  Any    bankruptcy,   reorganization,   insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Lessee;

     (f) Seller or Lessee shall be dissolved, liquidated or wound up; and

     (g) Lessee is not in possession of the Property and/or commence paying rent under the Lease by the Closing Date; and

     (h)  Notice given by Buyer pursuant to Article 6, 7, 8,
          16 or 18 hereof.

16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement (which damage exceeds 10% of the Purchase Price of the Property or abates payment of rent by the Lessee or renders the Lease invalid), this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Lessee.

     If prior to closing, the Property, or any part thereof, is taken by eminent domain, (which taking delays payment of rent by the Lessee or renders the Lease invalid) this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all of the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property's subject to rights of the Lessee.

     In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money and interest shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.
If to Seller:
          c/o SunTrust Equity Funding, LLC
          303 Peachtree Street, 24th Floor
          Mail Code 3951
          Atlanta, Georgia  30308
          Attention:  Andrew Kroll
          Phone No.:  404/658-4618

With a copy to:

          Julia R. Sarron
          Greenberg Traurig, LLP
          77 West Wacker Drive, Suite 2500
          Chicago, Illinois  60601
          Phone No.:  312/476-5005
If to Buyer:
          AEI Fund Management, Inc.
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, Minnesota 55101
          Attention:  Robert P. Johnson and George Rerat
          Phone No.: (612) 227-7333



With a copy to:
          Michael Daugherty
          Daugherty Law Firm
          30 East 7th Street, Suite 1300
          St. Paul, MN   55101

      Notice shall be deemed received 48 hours after proper deposit in US Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.

18.  MISCELLANEOUS.

a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at it election, extend the Closing Date, exercise any remedy available to it by law, or terminate this Agreement (and receive its Earnest Money (less the Option Consideration) and interest back in full immediately).

c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer.

d. The Buyer and Seller each warrant to the other that neither party hereto has had any dealing with any real estate brokers or salespersons which would result in a claim for a commission, except as otherwise set forth herein.

e. In the event that Buyer does not deliver the Purchase Price on the Closing Date in accordance with this Agreement, unless Buyer has terminated this Agreement prior to the Closing Date in accordance with the terms hereof, Seller shall be entitled to receive the Earnest Money on the Closing Date, free and clear of any lien or claim of Buyer.


      Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until August 5, 2005 within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

     IN WITNESS WHEREOF, Seller and Buyer have executed this
Agreement effective as of the day and year above first written.


SELLER:

CM COLUMBIA SC, LLC.

By:  SunTrust Equity Funding, LLC, its manager

By: /s/ R Todd Shutley
Its:  Senior Vice President and Manager


STATE OF GA)
                  ) ss.
COUNTY OF Fulton)

     On this 1 day of Aug, 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared R Todd Shutley, personally known to me to be the person who executed the within instrument as the senior vice president and manager of SunTrust Equity Funding, LLC., the manager of CM Columbia SC, LLC, a Delaware limited liability company, on behalf of said company.


                              /s/ Sarah Hughes
                                 Notary  Public
(Notary Seal)

BUYER:

AEI FUND MANAGEMENT, INC.

By: /s/ Robert P Johnson
        Robert P. Johnson, its President



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

      On this 1st day of August, 2005, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                      /s/   Jennifer  L  Schreiner     (Notary Seal)
                              Notary Public


                         EXHIBIT "A"

                      LEGAL DESCRIPTION


All that certain piece, parcel or lot of land with improvements thereon, situate, lying and being in the State of South Carolina, County of Lexington, near the City of Columbia and being shown on a plat entitled "CarMax Auto Superstores, Inc." by B.P. Barber & Associates, Inc. dated February 3, 2005, said plat having the following metes and bounds to wit:

COMMENCING at a 1/2" rebar in 3" concrete at the intersection of the eastern right-of-way of Chippenham Circle and the southern right-of-way of Jamil Road (a southwestern frontage road of I-26), thence proceeding along the southern right-of-way of Jamil Road the following courses and distances: in a direction of S84 07'24"E for a distance of 90.70' to a 1/2" rebar in 3" concrete, thence in a direction of S26 53' 14"E for a distance of 46.20' to a 5/8" rebar, and then in a direction of N76 13'36"E for a distance of 76.14' to a 5/8" rebar, this being the Point of Beginning. Thence turning and proceeding along the southern right-of-way of Jamil Road the following courses and distances: in a direction of N76 13'36"E for a distance of 39.17' to a mag nail, thence in a direction of S84 09'00"E for a distance of 322.91' to a 5/8" rebar, thence along a curve to the right in a direction of S80 53'19"E for a chord distance of 67.78' to a 5/8" rebar (said curve having an arc distance of 67.81' and a radius of 636.62'), and then in a direction of S57 23'00"E for a distance of 386.50' to a railroad spike; thence turning and proceeding along the properties of Eugene Foust and Alexander Washington Estate in a direction of S64 45'36"W for a distance of 563.31' to a 1/4" pipe; thence turning and proceeding along the property of Alexander Washington Estate the following courses and distances: in a direction of S75'5 1'55"W for a distance of 85.00' to a 1/4" pinched top pipe, thence in a direction of S33 01'09"E for a distance of 185.82' to a 1/4" pipe, thence in a direction of S23 24'01 "E for a distance of 260.06' to a 1/4" pipe, and then in a direction of S27 11'40"E for a distance of 93.83' to a 5/8" rebar; thence turning and proceeding along the property of CarMax Auto Superstores, Inc., the following courses and distances: in a direction of S66 32'20"W for a distance of 432.83' to a 5/8" rebar, thence  in  a  direction of N23 27'40"W for  a  distance  of
37.00' to a 5/8" rebar, and then in a direction of S66 32'20"W for a distance of 180.35' to a 5/8" rebar; thence turning and proceeding along the property of Grove Park Development Company in a direction of N25 10'25"W for a distance of 538.46' to a 5/8" rebar; thence turning and proceeding along the property of CarMax Auto Superstores, Inc., the following courses and distances: in a direction of N66 32'20"E for a distance of 200.23' to a 5/8'' rebar, thence in a direction of N23 26'45"W for a distance of 169.50' to a 5/8" rebar, thence in a direction of N46 01'32"E for a distance of 202.19' to a 5/8" rebar, thence in a direction of N28 50' 11 "E for a distance of 220.73' to a 5/8" rebar, and then in a direction of N12 49'41"E for a distance of 138.90' to a 5/8" rebar, this being the Point of Beginning. This parcel contains 15.514 acres (675,793 square feet).